As filed with the Securities and Exchange Commission on February 26, 2019

Registration No. 333-175985

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

FORTINET, INC.
(Exact name of Registrant as specified in its charter)

Delaware	77-0560389
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
899 Kifer Road
Sunnyvale, California 94086
(Address, including zip code, of principal executive offices)

2011 Employee Stock Purchase Plan
(Full title of the plan)

John Whittle
Vice President of Corporate Development,
General Counsel and Corporate Secretary
Fortinet, Inc.
899 Kifer Road
Sunnyvale, California 94086
(Name and address of agent for service)
408-235-7700
(Telephone number, including area code, of agent for service)

Copy to:
Ran D. Ben-Tzur
Fenwick & West LLP
801 California Street
Mountain View, California 94041
650-988-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF COMMON STOCK

On August 2, 2011, Fortinet, Inc. (the “Registrant”) filed a Registration Statement on Form S-8 (Registration No. 333-175985) (the “Form S-8”) registering 8,000,000 shares of the Registrant’s Common Stock, $0.001 par value per share (the “Shares”), to be issued under the Registrant’s 2011 Employee Stock Purchase Plan (the “Plan”). The Registrant is no longer issuing securities under the Plan. This Post-Effective Amendment No. 1 to Form S-8 Registration Statement is being filed in order to deregister all of the Shares that were registered under the Form S-8 and remain unissued under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478, the Registrant has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 26th day of February, 2019.

FORTINET, INC.

By:	/s/ John Whittle
John Whittle
Vice President and General Counsel